Exhibit 10.3

KineMed, Inc.

2001 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the 2001 Stock Option Plan shall have the same defined meanings in this Stock Option Agreement.

1.	NOTICE OF STOCK OPTION GRANT

Optionee:	Company:
______________	KineMed, Inc.
______________	5980 Horton Street, Suite 400
______________	Emeryville, CA 94608-2012

Company hereby grants to Optionee an Option to purchase Common Stock of the Company, $.001 par value per share, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Option Number:	______________
Date of Grant:	______________
Vesting Commencement Date:	______________
Exercise Price per Share:	______________
Total Number of Shares Granted:	______________ (_____) shares of Common Stock of KineMed, Inc., a Delaware corporation, par value $.001 per share
Total Exercise Price:	______________
($______________)
Type of Option:	______________
Term/Expiration Date:	______________

Vesting Schedule: This Option shall vest, in whole or in part, according to the following vesting schedule: ____________________________________ (the “First Vesting Date”) provided on such date Optionee is providing services to the Company either as an employee or as an independent contractor under a written consulting contract (“Service Provider”). In the event Optionee ceases to be a Service Provider prior to the First Vesting Date, no shares shall vest, and the rights granted hereunder shall cease. In the event Optionee ceases to be a Service Provider after the First Vesting Date, but prior to the end of forty-eight (48) full calendar months following the First Vesting Date, further vesting of the Total Option Shares then remaining unvested shall cease, and the Option granted herein shall apply only to the number of shares vested up to the last day of the full calendar month preceding Optionee’s cessation as a Service Provider.

Termination Period: This Option shall be exercisable with respect to vested shares for thirty (30) days after Optionee ceases to be a Service Provider. If the Option is not duly exercised within such period, all option rights hereunder shall cease and terminate. Upon Optionee’s death or disability, this Option may be exercised for such longer period as provided in the Plan. In no event may Optionee exercise this Option after the Term/Expiration Date as provided above.

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2.	AGREEMENT

A.     Grant of Option: The Plan Administrator of the Company hereby grants to the Optionee named above in the Notice of Stock Option Grant (the “Optionee”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which are incorporated herein by reference. Subject to Section 13(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Stock Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”),this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Non- statutory Stock Option (“NSO”).

B.	Exercise of Option.

(i)     Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement. Optionee may elect to exercise the Option and pay the consideration for the Shares prior to the date Optionee is fully vested under the Vesting Schedule. In such case, concurrently with the delivery of the Shares, Optionee shall execute and deliver to the Company an option agreement in favor of the Company granting the Company the option to repurchase the Shares, or a portion thereof based on the Vesting Schedule, to the extent Optionee is no longer with the Company in the time frames and on the terms described in the Vesting Schedule. The consideration for the repurchase shall be the same consideration paid by Optionee to Company upon exercise of the Option.

(ii)     Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

C.   Optionee’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B, and shall read the applicable rules of the Commissioner of Corporations attached to such Investment Representation Statement.

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D.   Lock-Up Period. Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180- day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

E.   Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(i)     Cash or check;

(ii)     Consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(iii)     Surrender of other Shares which, (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

F.   Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

G.   Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

H.   Term of Option. This Option may be exercised only within the term set out in this Stock Option Agreement and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

I.   Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares.

THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(i)     Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

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(ii)     Exercise of ISO Following Disability. If the Optionee ceases to be an Employee as a result of a disability that is not a total and permanent disability as defined in Section 22(e)(3) of the Code, to the extent permitted on the date of termination, the Optionee must exercise an ISO within three months of such termination for the ISO to be qualified as an ISO.

(iii)     Exercise of Non-statutory Stock Option. There may be a regular federal income tax liability upon the exercise of a Non-statutory Stock Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee or a former Employee, the Company may be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(iv)     Disposition of Shares. In the case of an NSO, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and of at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within one year after exercise or two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price of the Shares. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

(v)     Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

J.   Entire Agreement; Amendment. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

K.   Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms and shall be interpreted as if such provisions were as excluded.

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L.   Change-in-Control. In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving entity or in the event of the sale of all or substantially all of the assets of the company to any person or entity other than a wholly owned subsidiary (“Change-in-Control”), the Committee, in its discretion, shall take one or more of the following actions with respect to this Option and Shares purchased under the Plan prior to vesting: (a) fully vest this Option; (b) fully vest all Shares purchased under the Plan prior to vesting by canceling all options in favor of the Company to repurchase such Shares; (c) arrange to have this Option assumed by the successor entity or replaced with a stock option of equivalent value to purchase stock of such successor entity without acceleration of vesting; or (d) cancel this Option as of the effective date of the Change-in-Control; provided that prior written notice of such cancellation is given to Optionee and Optionee has the right to exercise the Option prior to such Change-in-Control without granting the successor entity any right to repurchase Shares not then fully vested.

M.   Mandatory Mediation and Arbitration as EXCLUSIVE Remedies.

The parties agree that all claims, disputes or controversies arising out of or relating to this Agreement shall be resolved and determined exclusively under the mandatory mediation and arbitration procedures described below. Before filing for mandatory and binding arbitration respect to any dispute, controversy or claim arising out of or relating to this Agreement, the parties shall be obligated first to seek by good faith efforts to resolve such matter by mediation. As a condition precedent to filing for mandatory arbitration, a Notice of Claim shall be sent to the other party. The Notice of Claim shall specify the nature of the dispute, controversy and (or) claim and shall include the name of a proposed independent third party mediator or organization of mediators who shall be located in either Alameda County or the City and County of San Francisco, CA. The party receiving the Notice of Claim shall within fifteen days thereafter either consent to mediate the matter in front of the mediator or organization of mediators so proposed or suggest an alternative mediator or organization of mediators likewise so located. The parties shall undertake good faith efforts for a period of thirty days thereafter to appoint a mediator and submit the dispute, controversy and (or) claims to mediation. The mediation shall be held in either Alameda County or the City and County of San Francisco, CA notwithstanding that certain duties of Employee may be performed elsewhere. If the mediation attempt is unsuccessful, either party thereafter shall be entitled to seek binding arbitration. The parties by mutual consent may elect to have the mediator act as the neutral arbitrator to render mandatory and binding decision. If either party objects to having the mediator act as the binding arbitrator, the dispute will be referred to the American Arbitration Association (“AAA”) for appointment of a neutral arbitrator for a mandatory final and binding determination pursuant to the Commercial Rules (the “Rules”) of the AAA. Such arbitration shall be administered by the AAA and shall be held in either Alameda County or the City and County of San Francisco, CA. Binding arbitration shall be initiated by a written request for arbitration delivered by one party to the other party and to the AAA. A neutral arbitrator will be selected in accordance with the Rules. The hearing will be commenced within 60 days of the selection of the arbitrators. Pending the hearing, the parties shall be entitled to undertake discovery proceedings, including the taking of depositions, in accordance with California Code of Civil Procedure Section 1283.05, the provisions of which are hereby incorporated into this Agreement. Within fifteen (15) days following the closing of the hearing, a final decision will be made concerning the disputed matter, which decision and the basis thereof will be in writing and delivered to the parties. The final decision of the arbitrator will be binding on the parties and enforceable in any court of law having jurisdiction thereof. Pending final decision of the disputed matter, the parties will continue diligently to observe and perform the terms of this Agreement. In such arbitration, (i) the prevailing party will be entitled to recover his or its reasonable attorneys’ fees and costs, and (ii) the non-prevailing party shall responsible for the costs of arbitration (including, but not limited to the costs of the arbitrator and AAA fees) as and to the extent determined by the arbitrator.

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THE PARTIES HAVE READ AND UNDERSTAND THAT THIS SECTION SETS OUT MANDATORY MEDIATION AND ARBITRATION PROCEDURES TO RESOLVE ALL DISPUTES HEREUNDER. BY SIGNING THIS AGREEMENT, EACH PARTY AGREES, TO THE EXTENT PERMITTED BY LAW, TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR CONNECTED WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EACH PARTY’S RIGHT TO A JURY TRIAL.

SO ACKNOWLEDGED AND AGREED:

N.   Governing Law. Matters relating solely to corporate law to the extent set forth in the General Corporation Law of the State of Delaware shall be governed by the laws of Delaware. All other matters, such as the interpretation of the rights granted and the obligations of the parties under this Agreement, will be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

O.   Counterparts; Facsimile Signatures. This Agreement may be executed in counterpart originals, each of which together shall constitute one binding agreement. Signatures on a counterpart copy of this page shall be deemed to incorporate all of the provisions of this Agreement. Each party may rely on a signed counterpart copy of this Agreement or an executed counterpart of this signature page with the same effect as if one originally executed complete document were delivered to such party. The facsimile signature of any party shall be deemed to be the party=s binding signature to this Agreement; thus, a signed counterpart of this signature page faxed to the other party may be relied upon by the receiving party with the same effect as if a complete originally executed Agreement were delivered and received by such party.

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P.   No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Q.   Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	COMPANY:

KineMed, Inc.
a Delaware corporation

Signature	By: David Fineman
Title: President & CEO

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